SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

Check the appropriate box:
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[  ]           Definitive Proxy Statement
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[  ]           Soliciting Material Pursuant to Section 240.14a-12

MUNDER SERIES TRUST
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(Name of Registrant as Specified In Its Charter)

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March 31, 2011

URGENT-YOUR RESPONSE IS NEEDED
1-800-317-8006

“Address 1”
“Address 2”
“Address 3”
“Address 4”
“Address 5”
“Address 6”
“Address 7”

Re: Munder Small-Cap Value Fund

Dear Shareholder,

We have been trying to get in touch with you regarding an extremely important matter pertaining to your investment in the Munder Small-Cap Value Fund.  This matter pertains to a proposed amendment to the Fund’s investment advisory agreement; therefore, it is extremely urgent that we speak to you.

On December 31, 2010, Munder Capital Management (“MCM”) acquired Integrity Asset Management.  Integrity’s portfolio management team, which employs a small capitalization value investment strategy, became employees of MCM (while continuing to be employees of Integrity, which is now a wholly owned subsidiary of MCM) and began managing the Munder Small-Cap Value Fund in January 2011. This portfolio management team has managed various small capitalization portfolios, including the Veracity Small Cap Value Fund.  The Fund’s Board of Trustees, after careful consideration, approved the Fund entering into a plan of reorganization the Veracity Fund that provides for the acquisition of all of the assets of the Veracity Fund.  It is in conjunction with this proposed reorganization that the amendment to the Fund’s investment advisory agreement has been proposed.

It is imperative that we hear from you on this matter.  Please call 1-800-317-8006 (toll free) between 9:00 a.m. and 10:00 p.m. EST Monday through Friday.   We do not require you to provide any account information when calling.

Your prompt response is greatly appreciated.   If you have already responded, thank you for your time.

Sincerely,

James V. FitzGerald
President
Munder Series Trust

NOTICE OF ADJOURNMENT MUNDER SMALL-CAP VALUE FUND

March 31, 2011

Dear Valued Shareholder:

We need your help.  Recently we sent you proxy materials seeking a vote on the proposed amendment to the Investment Advisory Agreement for the Munder Small-Cap Value Fund.  The special meeting of shareholders scheduled for March 31, 2011 has been adjourned to April 25, 2011 at 2:00 p.m. Eastern time to provide shareholders who have not yet cast their proxy vote with additional time to do so.  Our records indicate that you are a record date shareholder and your vote has not yet been received.

It is critical that your proxy vote be received before the adjourned meeting. Additional solicitation efforts are costly and could further delay the proposed merger.

Enclosed you will find another copy of your proxy ballot, which lists the proposal to be voted on.  If you have cast your proxy vote since this letter was mailed, we thank you sincerely for your participation.  If you have not yet cast your vote, please do so today.  You may feel that you do not own enough shares to make a difference, but the Fund has thousands of other investors just like you.  Therefore, every vote registered is extremely important to the outcome.

If you need another copy of the proxy statement or have any proxy-related questions, please call 1-800-317-8006 for assistance. Thank you in advance for your participation.

Sincerely,

James V. FitzGerald
President and Principal Executive Officer
Munder Series Trust
Munder Small-Cap Value Fund

Please take a moment now to cast your vote using one of the voting options listed below.

1.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy ballot(s) and following the instructions on the website.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy ballot(s).

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage-prepaid return envelope provided.

Munder Funds ● 480 Pierce Street ● Birmingham, MI 48009